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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 15, 2001
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                               MEDIAX CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
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         (State or Other Jurisdiction of Incorporation or Organization)


                               0-23780 84-1107138
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           (Commission File Number) (IRS Employer Identification No.)

            4695 MacArthur Court, Suite 1450, Newport Beach, CA 92660
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               (Address of Principal Executive Offices) (Zip Code)

                                 (310) 815-8002
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               Registrant's Telephone Number, Including Area Code

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ITEM 5. OTHER EVENTS

Based on the negative business climate for Internet companies, MediaX is rethinking its business model. MediaX is exploring ways of monetizing the technology it has developed, focusing on merger and acquisition activities, and exploring ways to improve shareholder value. Last month, Nancy Poertner, President, Secretary and Director, and Matthew MacLaurin, Executive Vice President & Director, resigned to pursue other business opportunities. Both will be available to consult to the company, if the company requests such services. Richard O. Weed was appointed to the Board of Directors on May 4, 2001 and as Secretary on May 5, 2001. Rainer Poertner has indicated that he may resign from MediaX's board of directors, but Mr. Poertner will continue to consult to MediaX for the development of the above mentioned activities.

MediaX has relocated its principal place of business to 4695 MacArthur Court, Suite 1450, Newport Beach, California 92660. The telephone number remains
310.815.8002. Interested parties can send a fax to MediaX in care of Weed & Co. L.P. at 949.475.9087. Weed & Co. L.P. has agreed to provide office space to MediaX through September 30, 2001 in exchange for a warrant to purchase 500,000 shares of MediaX common stock at $1.00 per share. Richard O. Weed, a new director of MediaX, is the general partner of Weed & Co. L.P.

The Board is studying the implementation of a reverse split of the common stock. Any recommendation of the Board on this subject will be made to the stockholders for action at a meeting or by written consent of the holders of a majority of the outstanding shares entitled to vote.

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   May 18, 2001                                MediaX Corporation


                                                     By:  /s/ Rainer Poertner
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                                                     Name:    Rainer Poertner
                                                     Title:   Chairman